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Exhibit 10.25

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

AIRCRAFT SALE AND PURCHASE AGREEMENT

Dated as of December 30, 2009

BETWEEN

SCANDINAVIAN AIRLINES SYSTEM
DENMARK—NORWAY—SWEDEN
as Seller

and

ALLEGIANT TRAVEL COMPANY
as Buyer

EIGHTEEN (18) MCDONNELL DOUGLAS MD-80 SERIES AIRCRAFT
bearing Manufacturer's Serial Numbers 49381, 49385, 49420, 49421,
49424, 49436, 49437, 49438, 49608, 49610, 49612, 49614, 49615,
53008, 53275, 53347, 53348, and 53366

FAFINSKI MARK & JOHNSON, P.A.
Flagship Corporate Center
775 Prairie Center Drive, Suite 400
Eden Prairie, MN 55344

 TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS		1
ARTICLE 2: AGREEMENT TO SELL AND PURCHASE		4
ARTICLE 3: PURCHASE PRICE AND TAXES		4
3.1	Purchase Price	4
3.2	Engine Cycle Adjustment	4
3.3	Tax Liabilities	5
3.4	Gross-Up	5
3.5	No Adjustments	5
ARTICLE 4: PAYMENT		5
4.1	Payment of Purchase Price	5
4.2	Seller's Bank Account	5
ARTICLE 5: DELIVERY AND ACCEPTANCE		5
5.1	Scheduled Delivery Date	5
5.2	Pre-Delivery Maintenance	5
5.3	Delivery Location	6
5.4	Delivery Condition of Aircraft	6
5.5	Engine Borescope Inspections	6
5.6	Full Take-Off Power Engine Run-Ups	6
5.7	Aircraft Inspections	6
5.8	Ferry Flights	8
5.9	MTOW Upgrades	9
5.10	Engine Model Conversions	9
5.11	Aircraft Documentation Review Period	10
5.12	Acceptance of Aircraft	11
5.13	Post-Delivery Costs	11
5.14	Aircraft or Engine Swap	11
5.15	Seller Return Items	12
ARTICLE 6: CONDITIONS PRECEDENT		12
6.1	Conditions Precedent to Obligations of Buyer	12
6.2	Conditions Precedent to Obligations of Seller	12

i

ARTICLE 7: REPRESENTATIONS, WARRANTIES AND COVENANTS		13
7.1	Representations, Warranties and Covenants of Seller	13
7.2	Representations, Warranties and Covenants of Buyer	14
ARTICLE 8: EXCLUSION OF LIABILITY		14
8.1	"As Is, Where Is"	15
8.2	Waiver of Warranty of Description	15
8.3	Buyer Waiver	16
8.4	Conclusive Proof	16
8.5	No Seller Liability for Losses	16
8.6	No Liability to Repair or Replace	16
8.7	No Waiver	16
8.8	Seller's Obligations Survive Delivery	16
ARTICLE 9: INDEMNIFICATION		16
9.1	Indemnification by Buyer	16
9.2	Indemnification by Seller	17
ARTICLE 10: INSURANCE AND RISK OF LOSS		17
10.1	Minimum Coverage	17
10.2	Contents of Policies	17
10.3	Part-Out Aircraft	17
10.4	Certificates of Insurance	18
10.5	Risk of Loss after Delivery	18
ARTICLE 11: THIRD PARTY WARRANTIES		18
ARTICLE 12: EVENTS OF DEFAULT AND REMEDIES		18
12.1	Events of Default	18
12.2	Remedies	19
ARTICLE 13: TERMINATION		19
ARTICLE 14: NOTICES		20
ARTICLE 15: MISCELLANEOUS		20
15.1	Confidentiality	20
15.2	Rights of Parties	21
15.3	Brokers	21
15.4	Further Assurances	21
15.5	Use of Word "including"	21

ii

15.6	Headings	21
15.7	Invalidity of any Provision	21
15.8	Time is of the Essence	21
15.9	Amendments in Writing	21
15.10	Counterparts	21
15.11	Delivery of Documents by Fax	22
15.12	Non-Waiver	22
15.13	Entire Agreement	22
15.14	Binding Effect	22
15.15	Transaction Costs and Expenses	22
15.16	Assignment	22
15.17	Survival of Representations, Warranties and Covenants	23
15.18	Governing Law	23
15.19	Consent to Jurisdiction	23
EXHIBIT A: DESCRIPTION OF AIRCRAFT
EXHIBIT B: FINANCIAL PROVISIONS
EXHIBIT C: DELIVERY CONDITIONS
EXHIBIT D: FORM OF TECHNICAL ACCEPTANCE CERTIFICATE
EXHIBIT E: FORM OF AIRCRAFT DELIVERY RECEIPT
EXHIBIT F: FORM OF WARRANTY BILL OF SALE
EXHIBIT G: AIRCRAFT DOCUMENTATION
EXHIBIT H: TEST FLIGHT PROCEDURES
EXHIBIT I: SEATING CONFIGURATION
EXHIBIT J: SELLER RETURN ITEMS

iii

 AIRCRAFT SALE AND PURCHASE AGREEMENT

        This AIRCRAFT SALE AND PURCHASE AGREEMENT dated as of the 30th day of December, 2009, is between SCANDINAVIAN AIRLINES SYSTEM, DENMARK—NORWAY—SWEDEN, a consortium duly organized and existing under the laws of Denmark, Norway and Sweden ("Seller"), and ALLEGIANT TRAVEL COMPANY, a Nevada corporation ("Buyer").

W I T N E S S E T H :

        WHEREAS, Seller owns the Aircraft that are the subject matter of this Agreement; and

        WHEREAS, Buyer desires to purchase the Aircraft from Seller, and Seller is willing to sell the Aircraft to Buyer, on the terms and subject to the conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants of the parties set forth herein, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1:    DEFINITIONS

        The following terms shall have the following respective meanings for all purposes of this Agreement:

        "Agreement" means this Aircraft Sale and Purchase Agreement.

        "Aircraft" means, individually or collectively, as the case may be, those certain eighteen (18) McDonnell Douglas MD-80 Series aircraft, bearing manufacturer's serial numbers 49381, 49385, 49420, 49421, 49424, 49436, 49437, 49438, 49608, 49610, 49612, 49614, 49615, 53008, 53275, 53347, 53348, and 53366, as more particularly described in Exhibit A hereto, including their respective airframes, the Engines, and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery or removed therefrom, so long as title to such removed item(s) is vested in Seller, and includes, where the context permits, the Aircraft Documentation, but excluding their respective Seller Return Items.

        "Aircraft Delivery Receipt" means with respect to each Aircraft an Aircraft Delivery Receipt substantially in the form attached hereto as Exhibit B.

        "Aircraft Documentation" means with respect to each Aircraft all log books, manuals, data and inspection, modification, maintenance and overhaul records (including historical records) required by EASA and available to and in the possession of the Seller, including, but not limited to, the aircraft documentation set forth in Part I to Exhibit G hereto.

        "Airworthiness Directives" or "ADs" means all airworthiness directives of the FAA.

        "Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

        "APU" mean an auxiliary power unit.

        "Base Price" means with respect to each Aircraft the amount relating to such Aircraft as set forth in Exhibit B, such amount being the sum of the Airframe Price, Engine #1 Price, and Engine #2 Price as each is set forth with respect to such Aircraft in Exhibit B.

        "Bills of Sale" means, collectively, the Warranty Bill of Sale and the FAA Bills of Sale with respect to each Aircraft.

        "Business Day" means a day other than a Saturday or Sunday on which the banks in the U.S. and Sweden are open for the transaction of business of the type required by this Agreement.

        "Buyer Indemnitees" means Buyer and Buyer's officers, directors, shareholders, employees, affiliated companies, successors, and permitted assignees.

        "Cape Town Convention" means, together, the official English text of each of the Convention on International Interests in Mobile Equipment and the Protocol thereto on Matters Specific to Aircraft Equipment each as opened for signature on 16 November 2001 at Cape Town, South Africa.

        "Certificate of Insurance" has the meaning set forth in Section 10.4 hereof.

        "Default Interest" means interest calculated at a per annum rate (based on a three hundred sixty (360) day year) which is equal to six percent (6%) plus the Prime Rate in effect on the date on which the amount was originally due through the date the amount actually is received at Seller's Bank Account. Default Interest will accrue on a day-to-day basis and be compounded monthly.

        "Delivery" means the conveyance of the Aircraft by Seller to Buyer in accordance with the terms of this Agreement.

        "Delivery Binder" shall mean with respect to each Aircraft a binder provided by Seller that shall include copies of all aircraft documentation set forth in Part I of Exhibit G hereto.

        "Delivery Condition" has the meaning set forth in Section 5.4 hereof.

        "Delivery Date" means the date that Delivery occurs hereunder.

        "Delivery Location" has the meaning set forth in Section 5.3 hereof.

        "Dollar" or "$" means the lawful currency of the United States of America.

        "Effective Date" means the date of this Agreement.

        "Engine" or "Engines" means, individually or collectively, as the case may be, those certain Pratt & Whitney JT8D Series engines (including all components, equipment and parts installed thereon or removed therefrom) whose engine manufacturer's serial numbers are set out in Exhibit A hereto.

        "Engine Conversion Fee" has the meaning set forth in Section 5.10 hereof.

        "Engine Conversion Kit" has the meaning set forth in Section 5.10 hereof.

        "European Inspection" has the meaning set forth in Section 5.7(a) hereof.

        "Event of Default" has the meaning set forth in Section 12.1 hereof.

        "Event of Loss" means (i) the hijacking, theft, or requisition of an Aircraft, including title to such Aircraft, or the seizure, arrest, detention or confiscation of an Aircraft by any Person or government or by Persons acting or purporting to act on behalf of any government, unless in any case such Aircraft is released within thirty (30) days, and (ii) the actual or constructive total loss, destruction, damage beyond economic repair, or permanent unfitness for the normal use of an Aircraft for any reason whatsoever.

        "Excusable Delay" means any failure of or delay by Seller in the delivery of an Aircraft for the period that such failure or delay is due to any force majeure condition, acts of nature, war, insurrection or riots, fire, explosion or serious accident, governmental priorities or allocation, strike or labor dispute, inability to obtain Aircraft materials, accessories, equipment, or parts from the vendors, or any other cause which, in each case, is beyond Seller's control.

        "Expenses" has the meaning set forth in Section 9.1 hereof.

        "FAA" means the Federal Aviation Administration of the Department of Transportation of the United States of America, or any successor thereto under the Laws of the United States of America.

        "FAA Bills of Sale" means two duly-executed originals of an FAA Form 8050-2 aircraft bill of sale suitable for filing and recording with the FAA relating to an Aircraft hereunder.

        "Ferry Flight" has the meaning set forth in Section 5.8 hereof.

        "Initial Delivery Binder" shall mean with respect to each Aircraft a CD-ROM provided by Seller that shall include copies of all aircraft documentation set forth in Part II to Exhibit G hereto.

        "In-Service Aircraft" means, individually or collectively, as the case may be, those certain Aircraft designated as "In-Service Aircraft" in Exhibit A.

        "International Registry" means the International Registry of Mobile Assets organized pursuant to the Cape Town Convention.

        "Law" means any of the following: (a) any statute, decree, constitution, regulation, order or any directive of any government entity, (b) any treaty, pact, compact or other agreement to which any government entity is a signatory or party, and (c) any judicial or administrative interpretation or application of any of the foregoing.

        "Manufacturer" means Douglas Aircraft Company, a division of McDonnell Douglas Corporation, which was merged into The Boeing Company.

        "Material Damage" has the meaning set forth in Section 13(b) hereof.

        "MTOW Fee" has the meaning set forth in Section 5.9 hereof.

        "MTOW Kit" has the meaning set forth in Section 5.9 hereof.

        "Part-Out Aircraft" means, individually or collectively, as the case may be, those certain Aircraft designated as "Part-Out Aircraft" in Exhibit A.

        "PDM" has the meaning set forth in Section 5.2 hereof.

        "Person" means any individual, firm, partnership, joint venture, trust, corporation, government entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

        "Prime Rate" means the rate of interest from time to time announced by the Bank of New York in New York as its prime commercial lending rate.

        "Purchase Price" has the meaning set forth in Section 3.1 hereof.

        "Records Inspection Period" has the meaning set forth in Section 5.11 hereof.

        "Records Premium" means the amount set forth in Exhibit B hereof relating to each In-Service Aircraft.

        "Scheduled Delivery Date" has the meaning set forth in Section 5.1 hereof.

        "Seller Indemnitees" means Seller its officers, directors, shareholders, employees, affiliated companies, successors, and permitted assignees.

        "Seller's Bank Account" has the meaning set forth in Section 4.3 hereof.

        "Seller Return Items" means those items owned by Seller as set forth in Exhibit J.

        "Taxes" means all taxes, duties, levies, imposts, withholdings, or fees of any kind which may be assessed or levied against a party by any Taxing Jurisdiction as a result of the sale, transfer or delivery of the Aircraft to Buyer or the registration, ownership, possession, control, operation, use or importation of the Aircraft by Buyer, including without limitation, all sales, use, retailer, transfer, income, value added, or other excise taxes, or any tax that results from the gross negligence or willful misconduct of the Buyer or any of its constituent members or an affiliate thereof or the inaccuracy or breach of any representation, warranty or covenant of the Buyer contained in this Agreement; provided, however, that "Taxes" shall not include (A) any taxes, duties, levies, imposts, withholdings or fees of any kind which may be assessed or levied against any Seller Indemnitee by any Scandinavian (Sweden, Denmark or Norway) or Spanish Taxing Jurisdiction as a result of (i) the sale, transfer or delivery of the Aircraft from Seller to Buyer, or (ii) the deregistration or ownership of the Aircraft prior to Delivery, or (iii) exportation of the Aircraft, in all cases assessed or levied by such Scandinavian or Spanish Taxing Jurisdiction, (B) any taxes, duties, levies, imposts, withholdings or fees of any kind which may be assessed or levied relating to any sale, transfer or delivery of the Aircraft prior to Delivery and sale of the Aircraft to Buyer, (C) any tax that results from the gross negligence or willful misconduct of the Seller or any of its constituent members or an affiliate thereof or the inaccuracy or breach of any representation, warranty or covenant of the Seller contained in this Agreement, or (D) any taxes, duties or impositions based on, or imposed with reference to, the income of the Seller or any Seller Indemnitee.

        "Taxing Jurisdiction" means any federal, state, county, local, airport, district, foreign, or other governmental authority or agency that imposes Taxes.

        "Test Flight" has the meaning set forth in Section 5.7(c) hereof.

        "U.S." means the United States of America.

        "U.S. Inspection" has the meaning set forth in Section 5.7(b) hereof.

        "Warranty Bill of Sale" means the warranty bill of sale relating to an Aircraft in the form of Exhibit F hereto.

ARTICLE 2:    AGREEMENT TO SELL AND PURCHASE

        Subject to Article 6 hereof, Seller agrees to sell and deliver the Aircraft to Buyer, and Buyer agrees to purchase and accept delivery of the Aircraft from Seller, in accordance with and subject to the terms and conditions set forth in this Agreement.

ARTICLE 3:    PURCHASE PRICE AND TAXES

3.1
Purchase Price.    The purchase price for each Aircraft to be paid by Buyer to Seller is set forth in Exhibit B hereto, which may be reduced pursuant to Section 3.2, and subject to the provisions of Section 5.11 below (the "Purchase Price").

3.2
Engine Cycle Adjustment.    If the total cycles of an Engine at Delivery is greater than the total cycles of such Engine as set forth in Exhibit A hereto, then the Purchase Price or Base Price (as applicable) of such Aircraft shall be decreased by an amount equal to [...***...] multiplied by the difference between the total cycles at Delivery and the total cycles of such Engine as set forth in Exhibit A hereto.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

3.3
Tax Liabilities.    The Purchase Price and all other payments to be made by Buyer to Seller under this Agreement are exclusive of all Taxes. Buyer hereby agrees to promptly pay, and indemnify each Seller Indemnitee against, any and all Taxes. Notwithstanding the foregoing, if a claim is made against Seller for Taxes with respect to which Buyer is liable for a payment or indemnity under this Agreement, Seller will promptly give Buyer notice in writing of such claim provided, however, that Seller's failure to give notice will not relieve Buyer of its obligations hereunder unless such failure materially impairs or precludes Buyer's ability to contest the claim. So long as (i) a contest of such Taxes does not involve any substantial danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (ii) if Seller so requests, Buyer has provided Seller with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim and (iii) an adequate bond has been posted, then Seller at Buyer's written request will in good faith, with due diligence and at Buyer's expense, contest (or permit Buyer to contest in the name of Buyer or Seller) the validity, applicability or amount of such Taxes. Seller will provide Buyer with such information as Buyer may reasonably request to enable independent counsel to issue an opinion and to enable Buyer to contest such Taxes in Buyer's or Seller's name.

3.4
Gross-Up.    The amount of any payment to be made by Buyer to Seller hereunder, including, without limitation, payments in respect of the Purchase Price, will be made free and clear of all set-offs, withholdings, counterclaims, Taxes, fees and duties.

3.5
No Adjustments.    Except as described in this Agreement or otherwise agreed between Seller and Buyer in writing, no adjustments will be made to any amount owing hereunder based on the maintenance status or condition of the Aircraft based on any other fact, circumstance or situation whatsoever, whether contemplated or unforeseeable.

ARTICLE 4:    PAYMENT

4.1
Payment of Purchase Price.    Not less than one (1) Business Day prior to the Delivery Date of an Aircraft hereunder, Buyer shall pay, in readily available cash, the full amount of the Base Price for such Aircraft, subject to Section 3.2 hereof.

4.2
Seller's Bank Account.    The Purchase Price and other payments due from Buyer to Seller under this Agreement will be paid by wire transfer of immediately available U.S. Dollar funds to the following bank account, or to such other bank account as Seller may from time to time designate by written notice ("Seller's Bank Account"):

    [...***...]

ARTICLE 5:    DELIVERY AND ACCEPTANCE

5.1
Scheduled Delivery Date.    The Scheduled Delivery Date for an Aircraft hereunder shall be the date set forth in Exhibit A relating to such Aircraft, or such other date as may be mutually agreed between Buyer and Seller (each a "Scheduled Delivery Date").

5.2
Pre-Delivery Maintenance.    Seller shall, at one (1) week intervals during the pre-delivery maintenance (the "PDM") of an Aircraft hereunder, provide Buyer with formal Ferry Flight and delivery date forecasts and updates, as well as information on the scope of the PDM being completed.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

5.3
Delivery Location.    The Delivery Location for each Aircraft shall be Kingman, Arizona, or such other location within the continental U.S. as may be mutually agreed between Buyer and Seller (each a "Delivery Location"). Buyer shall notify Seller of the Delivery Location of an Aircraft hereunder at least thirty (30) days in advance of the Scheduled Delivery Date relating to such Aircraft, provided, however, that should the Scheduled Delivery Date of an Aircraft be less than thirty (30) days from the Effective Date of this Agreement, then Buyer shall notify the Seller of the Delivery Location for all such Aircraft no later than the Effective Date of the Agreement.

5.4
Delivery Condition of Aircraft.    At the time of the European Inspection (as defined below), the Seller shall tender each Aircraft to Buyer in the condition set forth in Exhibit C ("Delivery Condition"), and, at Delivery, each Aircraft shall be delivered to Buyer by Seller in an "AS IS, WHERE IS" condition, subject to the "agreed action" to be taken with respect to any discrepancies noted in the Technical Acceptance Certificate and the Aircraft Delivery Receipt and as otherwise set forth in Sections 5.7(d) and 5.11.

5.5
Engine Borescope Inspections.    At or prior to the commencement of the European Inspection relating to each Aircraft, and with at least five (5) Business Days prior notice to Buyer, Seller shall, at Seller's cost and expense, perform a full hot and cold section video borescope inspection of each Engine relating to such Aircraft in accordance with the Engine manufacturer's maintenance manuals. Buyer's representative may be present for such inspection. Following such borescope inspection, Seller shall (i) document the borescope inspection results in a separate written protocol listing each discrepancy found during such borescope inspection which exceeds maintenance manual limits and provide such protocol to Buyer, with such protocol to be signed by a representative of both Seller and Buyer, and (ii) provide a copy of such video borescope to the Buyer's representative.

5.6
Full Take-Off Power Engine Run-Ups.    At or prior to the commencement of the European Inspection relating to each Aircraft, and with at least five (5) Business Days prior notice to Buyer, Seller shall accomplish, at Seller's cost and expense, a full take-off power Engine run-up (each an "EMP Run-Up"). Buyer's representative may be present during the EMP Run-Up and Seller shall document the EMP Run-Up in a separate written protocol listing each discrepancy found during any such EMP Run-Up which exceeds maintenance manual limits (if any) and provide such protocol to Buyer, with such protocol to be signed by a representative of both Seller and Buyer.

5.7
Aircraft Inspections.

(a)
European Inspection of the Aircraft.    Buyer's initial inspection of an Aircraft (the "European Inspection") shall be completed no later than (i) ten (10) Business Days following Seller's tender of such Aircraft to the Buyer for Buyer's commencement of the European Inspection relating to such Aircraft, or (ii) fifteen (15) Business Days prior to the Scheduled Delivery Date relating to such Aircraft (whichever date is later), and will include, but not be limited to, a physical inspection of the Aircraft and an initial inspection of the Aircraft Documentation and such other inspections reasonably necessary to determine whether or not such Aircraft meets the Delivery Condition. Seller shall give Buyer at least five (5) Business Days prior notice of Seller's tender of an Aircraft to the Buyer for Buyer's commencement of the European Inspection relating to such Aircraft. Buyer may waive the physical inspection and satisfy the European Inspection by a review of the Aircraft Documentation as set forth above, provided that in such case the Seller shall have no responsibility or obligation with respect to any finding that the Buyer could have made during such physical inspection. Buyer's European Inspection shall, when completed, be confirmed in writing by Buyer to Seller by Buyer's execution and delivery to Seller of a Technical Acceptance Certificate relating to such Aircraft and any discrepancies found during the European Inspection and the agreed course of action with respect to any such discrepancies shall be listed in Annex 1 to such Technical Acceptance

    Certificate with such Annex 1 to be signed by a representative of both the Seller and Buyer. As it relates to Part-Out Aircraft only, Buyer's acceptance of the condition of the Aircraft Documentation relating to any Part-Out Aircraft shall be based solely on a review of the aircraft documentation set forth in Section B010, Section F, Section G, and Section I of Part I to Exhibit G hereto relating to any such Part-Out Aircraft. In the event the Buyer fails to provide its acceptance or rejection of an Aircraft no later than (i) ten (10) Business Days following Seller's tender of such Aircraft to the Buyer for Buyer's commencement of the European Inspection relating to such Aircraft, or (ii) fifteen (15) Business Days prior to the Scheduled Delivery Date relating to such Aircraft (whichever date is later), the Buyer shall be deemed to have rejected the technical condition of such Aircraft and this Agreement as it relates solely to such rejected Aircraft shall automatically terminate with respect to such rejected Aircraft, whereupon Seller shall promptly return any amounts received from the Buyer relating to such Aircraft (subject to Sections 5.9 and 5.10 below) and thereafter the parties shall have no further obligations or liabilities hereunder with respect to such rejected Aircraft only. The European Inspection relating to an Aircraft shall be conducted, at the option of the Seller, at Oslo, Norway, Stockholm, Sweden, or Palma de Majorca, Spain, or such other location as Buyer and Seller may mutually agree. Buyer shall defend, hold harmless and indemnify the Seller Indemnitees with respect to any claim arising from the injury to or death of Buyer's representatives in conjunction with any inspection of an Aircraft pursuant to Sections 5.7(a) and (b) hereof.

  (b)
  U.S. Inspection of the Aircraft.    Immediately upon the arrival of an Aircraft at the Delivery Location following the respective Ferry Flight, Buyer shall be permitted to inspect such Aircraft, such U.S. Inspection (hereinafter defined) to last no longer than two (2) Business Days. Such inspection shall be limited to a physical "walk around" inspection of such Aircraft, an inspection of the Aircraft's logbook (which shall contain, inter alia, Ferry Flight discrepancies, if any), and a front-end video borescope inspection of the Engines, in each case, to verify (i) that no damage has occurred to the Aircraft, (ii) that the Aircraft is in a similar condition as when the Buyer executed and delivered the Technical Acceptance Certificate relating to such Aircraft save for the rectification of any discrepancies in Annex 1 to the Technical Acceptance Certificate relating to such Aircraft and reasonable wear and tear relating to the Ferry Flight of such Aircraft, and (iii) that the Aircraft meets the Delivery Condition based on a review of the Test Flight protocol to be provided to Buyer pursuant to Section 5.7(c) below (the "U.S. Inspection"). The front-end video borescope inspection shall be performed by Buyer at Buyer's sole cost and expense and Buyer shall provide a copy of such video borescope inspection to Seller upon the conclusion of such borescope inspection. Seller may have representatives present at such U.S. Inspection. Buyer's U.S. Inspection shall, when completed, be confirmed in writing by Buyer to Seller by Buyer's execution and delivery to Seller of an Aircraft Delivery Receipt relating to such Aircraft and any discrepancies (i) remaining to be rectified from the Technical Acceptance Certificate, (ii) found during Buyer's review of the Test Flight protocol (as set forth in Section 5.7(c) below) and the Aircraft Logbook, and (iii) found during the U.S. Inspection shall be listed in Annex 1 to such Aircraft Delivery Receipt with such Annex 1 to be signed by a representative of both the Seller and Buyer. Buyer acknowledges that in accepting such Aircraft, Buyer is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft meets the requirements of this Agreement.

  (c)
  Test Flight.    Prior to Delivery of an Aircraft hereunder, Seller shall cause a test flight to be performed in accordance with Seller's test flight procedures as set forth in Exhibit H hereto (the "Test Flight"). Such Test Flight shall be conducted during the Ferry Flight relating to such Aircraft. Seller shall document the Test Flight in a separate written protocol where discrepancies (if any) are indentified in writing to Buyer.

  (d)
  Notification and Corrective Action.

  (i)
  European Inspection Discrepancies.    Subject always to Section 5.14 hereof, any discrepancy noted by Buyer and Seller in accordance with Sections 5.5, 5.6, or 5.7(a) shall be corrected and repaired by Seller (at Seller's cost and expense) prior to the Ferry Flight relating to such Aircraft. In the event that any discrepancy noted by Buyer and the Seller in an Annex 1 to the Technical Acceptance Certificate relating to an Aircraft is not rectified prior to the Ferry Flight, then such discrepancy and agreed action shall be set forth in Annex 1 to the Aircraft Delivery Receipt relating to such Aircraft at its respective Delivery and any such discrepancies shall be corrected and repaired by Buyer after Delivery with Seller reimbursing Buyer for its direct costs (including transportation, removal, and installation) relating to any such correction or repairs. Notwithstanding the foregoing, in the event that the estimated mutually agreed cost of any such repairs or other work needed to rectify all such discrepancies for an Aircraft discovered during the European Inspection that do not relate to Engines, landing gear, or APU exceeds the amount of [...***...] in the aggregate, Seller may terminate this Agreement prior to the Ferry Flight with respect to only such affected Aircraft upon giving written notice thereof to Buyer whereupon Seller shall promptly return any amounts received from the Buyer relating to such Aircraft (subject to Sections 5.9 and 5.10 below) and thereafter the parties shall have no further obligations or liabilities hereunder with respect to such Aircraft only.

  (ii)
  U.S. Inspection Discrepancies.    Subject always to Section 5.14 hereof, any discrepancy noted by Buyer and Seller in accordance with Sections 5.7(b) or 5.7(c) shall be corrected and repaired by Buyer with Seller reimbursing Buyer for its direct costs (including transportation, removal, and installation) relating to any such corrections or repairs. Notwithstanding the foregoing, in the event that the estimated mutually agreed cost of any such repairs or other work needed to rectify all such discrepancies for an Aircraft discovered during the U.S. Inspection exceeds the amount of [...***...] in the aggregate, Seller may terminate this Agreement prior to Delivery with respect to only such affected Aircraft upon giving written notice thereof to Buyer whereupon Seller shall promptly return any amounts received from the Buyer relating to such Aircraft (subject to Sections 5.9 and 5.10 below) and thereafter the parties shall have no further obligations or liabilities hereunder with respect to such Aircraft only.

5.8
Ferry Flights.    Following the execution and delivery of the Technical Acceptance Certificate of an Aircraft, the Seller shall, at its sole cost, risk, and expense, ferry such Aircraft to the Delivery Location relating to such Aircraft (each a "Ferry Flight"). The Seller shall use its best efforts to conduct the Ferry Flight relating to an Aircraft as soon as possible following Buyer's execution of and delivery to Seller of the Technical Acceptance Certificate relating to such Aircraft save for reasonable time required for Seller to rectify any discrepancies to be rectified prior to the Ferry Flight as noted in Annex 1 to such Technical Acceptance Certificate.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

5.9
MTOW Upgrades.    Prior to Delivery of an Aircraft, at the election of Buyer with written notice of such election to Seller, Seller shall purchase for Buyer a kit from the Manufacturer to increase the maximum take-off weight of such Aircraft to one hundred sixty thousand (160,000) pounds (making such Aircraft a MD-83 model) (each a "MTOW Kit"). Buyer shall, on the date of any such notice to Seller of an election to purchase a MTOW Kit hereunder, pay to Seller the amount of [...***...] for such MTOW Kit and shall promptly reimburse Seller the actual cost of such MTOW Kit in excess of [...***...] upon receipt of an invoice from Seller with reasonable supporting documentation from the Manufacturer relating to any such MTOW Kit (the "MTOW Fee"). In the event Seller is able to purchase a MTOW Kit from the Manufacturer for less than the amount of [...***...], Seller shall promptly refund to the Buyer at Delivery the difference between the amount of [...***...] paid by Buyer to Seller for such MTOW Kit and the actual cost paid by Seller to the Manufacturer for such MTOW Kit. Seller, as soon as reasonably practicable, will cause delivery of any such MTOW Kits to the Buyer (at such location as Buyer shall direct) and Buyer shall, at Buyer's sole cost and expense, be responsible for the installation of such MTOW Kits on the Aircraft. Except in the case of a termination relating to a breach by the Seller of its obligations under this Agreement or an Event of Loss, in the event this Agreement is terminated as it relates to an Aircraft which Buyer has provided a MTOW Fee to Seller, Buyer shall bear the cost and risk of cancellation of the MTOW Kit. Seller shall use commercially reasonable efforts to assist Buyer in (i) transferring an ordered MTOW Kit to another Aircraft or aircraft in Buyer's fleet, or (ii) obtaining a refund from the Manufacturer of such MTOW Kit relating to any such MTOW Kits ordered for an Aircraft no longer subject to the terms and conditions of this Agreement.

5.10
Engine Model Conversions.    At least fifteen (15) Business Days prior to the Scheduled Delivery Date of an Aircraft hereunder, at the election of Buyer with written notice of such election to Seller, Seller shall purchase for buyer a conversion kit from Pratt & Whitney to convert any Engine being delivered with such Aircraft from a model JT8D-217C to a model JT8D-219 (each an "Engine Conversion Kit"). Buyer shall, on the date of any such notice to Seller of an election to purchase an Engine Conversion Kit hereunder, pay to Seller the amount of [...***...] relating to any such Engine Conversion Kit (the "Engine Conversion Fee"). Seller, at Seller's sole cost and expense, shall be responsible for the installation of such Engine Conversion Kits on any such Engine prior to the Ferry Flight relating to any such Engine. Except in the case of a termination relating to a breach by the Seller of its obligations under this Agreement or an Event of Loss, in the event this Agreement is terminated as it relates to an Engine which Buyer has provided an Engine Conversion Fee to Seller, Seller shall bear the cost and risk of cancellation of the Engine Conversion Kit. Seller shall use commercially reasonable efforts to assist Buyer in (i) transferring an ordered Engine Conversion Kit to another Engine or engine in Buyer's fleet, or (ii) obtaining a refund from Pratt & Whitney relating to any such Engine Conversion Kits ordered for an Engine no longer subject to the terms and conditions of this Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

5.11
Aircraft Documentation Review Period.    On or prior to the commencement of the European Inspection of an Aircraft, Seller shall provide Buyer with an Initial Delivery Binder relating to such Aircraft. Prior to the Buyer's execution and delivery of a Technical Acceptance Certificate relating to an Aircraft, Seller shall provide Buyer with an updated Delivery Binder relating to such Aircraft. Seller and Buyer acknowledge that upon Delivery of an Aircraft hereunder, its respective Aircraft Documentation will be located at the location of the European Inspection relating to such Aircraft. Following Delivery of an Aircraft hereunder, Buyer shall be responsible to ship the respective Aircraft Documentation relating to such Aircraft to a location within the continental U.S. within twenty-one (21) days of the Delivery of such Aircraft, provided, however, that Seller shall warehouse the Aircraft Documentation during such twenty-one (21) day period and reimburse Buyer for one half of the reasonable cost and expense of any such shipping to a location in the continental U.S., excluding any costs to insure the Aircraft Documentation during shipping. Buyer shall be permitted to perform an inspection of the Aircraft Documentation relating to In-Service Aircraft for a period up to seventy-five (75) days following Buyer's receipt of such Aircraft Documentation at a location in the continental U.S. relating to any such In-Service Aircraft (the "Records Inspection Period"). Buyer shall provide Seller with written notice of any defects or discrepancies with the condition of the Aircraft Documentation that prohibit the Buyer from placing such In-Service Aircraft on Buyer's air operator certificate so long as such defect or discrepancy relates to an EASA documentation requirement for compliance and is not otherwise specifically set forth in the Delivery Conditions of Exhibit C (the "Records Discrepancies"). Upon the earlier of (i) the date of Buyer's acceptance of the Aircraft Documentation relating to an In-Service Aircraft during the Records Inspection Period, (ii) the date upon which Seller has rectified all Records Discrepancies, (iii) subject to the parties agreement to the cost of any rectification of any Records Discrepancies, the date upon which Seller has notified Buyer of its decision to offset the cost of rectifying any such Records Discrepancies as provided below, or (iv) subject to the Buyer not identifying any Records Discrepancies or Buyer failing to provide notice of its acceptance or rejection of such Aircraft Documentation, the date the Records Inspection Period expires, Buyer shall pay to Seller the Records Premium (or the balance thereof, after offset, if applicable) relating to any such In-Service Aircraft. Notwithstanding the foregoing sentence, if Seller fails to rectify any such Records Discrepancies relating to the Aircraft Documentation of an In-Service Aircraft within thirty (30) days following the expiration of the Buyer's Records Inspection Period, then Seller shall, at Seller's sole option, upon notice to Buyer, either (i) forfeit the Records Premium relating to such In-Service Aircraft, or (ii) offset the mutually agreed cost to rectify any such Records Discrepancies from the Records Premium. If Seller fails to rectify (within the aforementioned thirty (30) days) the Records Discrepancies relating to the Aircraft Documentation of an In-Service Aircraft and then fails, within the thirty (30) additional days thereafter, to provide notice to Buyer of Seller's election to either forfeit the Records Premium relating to such In-Service Aircraft, or to offset the mutually agreed cost to rectify any such Records Discrepancies from the Records Premium, Seller shall be deemed to have forfeited the Records Premium relating to such In-Service Aircraft. In the event that Seller and Buyer disagree as to whether a defect or discrepancy is a Records Discrepancy or the actual cost to rectify a Records Discrepancy, the Seller and Buyer agree to negotiate in good faith to resolve such matter to the reasonable satisfaction of both the Seller and Buyer. Should Seller and Buyer fail to agree on a resolution after such negotiations have continued for a period of thirty (30) days, then such dispute shall be settled by arbitration in the State of New York, in accordance with the Rules of the International Chamber of Commerce. The language of the arbitration shall be English and the location of arbitration proceedings shall be New York, New York. The arbitration shall be conducted by a panel of three arbitrators, one appointed by each of the Seller and Buyer. The third arbitrator shall be appointed by the two other arbitrators. If one party names an arbitrator and the other party fails to do so within three (3) Business Days of the one party naming an arbitrator, the arbitrator so appointed shall act as the sole arbitrator. If the two party-appointed arbitrators do not appoint a third arbitrator within ten (10) days after the date the last of the two arbitrators is appointed, the third arbitrator shall be appointed by the International Chamber of Commerce. The third arbitrator selected by the arbitrators appointed by the parties hereto must (i) have such knowledge and practical experience in business and commercial matters relating to aviation that he is capable of evaluating on a practical as well as theoretical level the issues involved in the proceedings, and (ii) agree to serve for a per day fee which is reasonable in amount (such cost to be split equally by the parties hereto). Each party is responsible for the cost and expense of its own appointed arbitrator. Such arbitrators shall render a decision within thirty (30) days. In the event the Buyer fails to provide its acceptance or rejection of the Aircraft Documentation relating to any In-Service Aircraft that has been delivered hereunder by the expiration of the Records Inspection Period, Buyer shall be deemed to have accepted the condition of such Aircraft Documentation in their "as is" condition and Buyer shall immediately pay to Seller the Records Premium relating to such In-Service Aircraft. For the avoidance of doubt, Aircraft Documentation relating to a Part-Out Aircraft is not subject to a Records Inspection Period and will be deemed accepted "as is" on the Delivery Date by Buyer.

5.12
Acceptance of Aircraft.    On the Delivery Date relating to each Aircraft, Buyer shall:

(a)
execute and deliver to Seller the Aircraft Delivery Receipt relating to such Aircraft;

(b)
pay to Seller the Base Price relating to such Aircraft in accordance with Article 4 hereof; and

(c)
accept the conveyance of the Aircraft.

  Simultaneously with Delivery of an Aircraft hereunder, Seller shall execute and deliver to Buyer the Bills of Sale, risk of loss and operational control with respect to the Aircraft shall pass to Buyer, and Seller shall effect deregistration of the Aircraft from the relevant registry with notice thereof sent to the FAA.

5.13
Post-Delivery Costs.    Upon Delivery, all costs, charges, fees, levies and expenses (navigation, landing and similar fees included) associated with the transfer of title to and use, possession, control and operation of the Aircraft after Delivery will be for Buyer's account. For the avoidance of doubt, the parties' respective responsibilities for taxes and Taxes are set forth in Article 3 and the definition of Taxes.

5.14
Aircraft or Engine Swap.    Seller shall have the right in its sole discretion to (i) exchange the Scheduled Delivery Date of an Aircraft for an Aircraft scheduled to be delivered later to Buyer in order to ensure that Seller delivers the Aircraft to the Buyer in a timely manner, and (ii) swap the delivery of an Engine for another Engine hereunder or another engine owned by Seller. In the event the Seller has elected to swap an engine owned by Seller for an Engine hereunder, the Seller and Buyer shall negotiate in good faith a revised purchase price relating to such replacement Engine using the same methodology the parties utilized to set forth the purchase price for each Engine hereunder in Exhibit A. For the avoidance of doubt the provisions of Section 3.2 shall apply to the replacement Engine or engine based upon the current "total cycles" information relating to such replacement Engine agreed between the parties. In the event the Seller elects to swap an Aircraft or Engine pursuant to this Section 5.14, Seller agrees to provide Buyer with an inspection period (for an inspection period no greater than ten (10) Business Days relating to a replacement Aircraft and seven (7) Business Days relating to a replacement Engine or engine from Seller making such replaced Aircraft, Engine, or other engine owned by Seller available to Buyer for such inspection) relating to such replaced Aircraft, Engine, or other engine owned by Seller and Buyer's obligation to provide a Technical Acceptance Certificate and Delivery Certificate to Seller relating to any such replaced Aircraft, Engine, or other engine owned by Seller shall be extended accordingly.

5.15.
Seller Return Items.    Promptly following Delivery of an Aircraft, Buyer shall ship all Seller Return Items aboard such Aircraft to Seller (with Seller reimbursing Buyer for the actual cost of such shipping) to a location in Sweden as Seller shall direct.

ARTICLE 6:    CONDITIONS PRECEDENT

6.1
Conditions Precedent to Obligations of Buyer.

(a)
Buyer's obligation to purchase and accept delivery of each Aircraft from Seller shall be subject to the satisfaction of each of the following conditions:

i.
Agreement.    Seller shall have executed and delivered this Agreement to Buyer.

ii.
No Event of Loss.    No Event of Loss has occurred with respect to the Aircraft.

iii.
No Liens.    Buyer shall have received an FAA and International Registry lien and title memo from McAfee & Taft wherein it is confirmed that no liens or encumbrances shall be registered or recorded against such Aircraft at such registries, provided that Buyer orders the lien and title memo described above sufficiently in advance of the Scheduled Delivery Date to ensure that it is prepared prior to that date.

iv.
PUE Authority of FAA Counsel.    Seller shall have appointed McAfee & Taft as its "Professional User Entity" with authorization to consent, on behalf of Seller, to the registration of the "contract of sale" (this Agreement) with the International Registry upon Delivery.

v.
Positioning of Bills of Sale.    Seller shall have pre-positioned with McAfee & Taft the originally executed, but undated Bills of Sale for dating, release and filing with the FAA (at Seller's direction) upon Delivery.

vi.
Spanish Registered Aircraft Documents.    With respect to a Spanish registered Aircraft only, if requested by Buyer, Seller shall have pre-positioned with McAfee & Taft (1) an originally-executed, but undated bill of sale required to place title to the Aircraft in the name of the Seller prior to Delivery, and/or (2) an originally executed disclaimer by the current lessee whereby it disclaims all present right, title, and interest in the Aircraft, each for dating, release and filing with the FAA (at Seller's direction) upon Delivery.

vii.
Satisfactory Test Flight and U.S. Inspection.    Buyer shall be satisfied with the results of the U.S. Inspection and Test Flight, all in accordance with the terms and conditions of this Agreement.

(b)
The obligations of Buyer under this Agreement are subject to the further condition precedent that the representations and warranties of Seller under Section 7.1 hereof are true and correct as of the Delivery Date of each Aircraft.

(c)
The conditions specified in this Section 6.1 are for the sole benefit of Buyer and may be waived, in whole or in part by Buyer.

6.2
Conditions Precedent to Obligations of Seller.

(a)
Seller's obligation to sell and deliver each Aircraft and related Bills of Sale to Buyer shall be subject to the satisfaction of each of the following conditions:

i.
Agreement.    Buyer shall have executed and delivered this Agreement to Seller.

ii.
Receipt of Base Price.    Buyer shall have paid, and Seller's Bank Account shall have received in full, the Base Price, as contemplated in Article 4 hereof and any MTOW Fees or Engine Conversion Fees relating to such Aircraft shall have been paid pursuant to Sections 5.9 and 5.10.

    iii.
    Technical Acceptance Certificate.    Buyer shall have executed and delivered to Seller a Technical Acceptance Certificate.

    iv.
    Aircraft Delivery Receipt.    Buyer shall have executed and delivered to Seller the Aircraft Delivery Receipt.

    v.
    Tax Exemption Certificates.    Should Delivery of an Aircraft occur while such Aircraft is located within the State of Arizona, United States of America, Seller shall have received from Buyer an original duly completed and executed Arizona Department of Revenue, Transaction Privilege Tax Exemption Certificate (Arizona Form 5000), or should Delivery occur while an Aircraft is located outside the State of Arizona, United States of America, Seller shall have received from Buyer such other exemption certificate or documentation as Seller may reasonably request to evidence exemption from the imposition of Taxes based upon the Delivery Location of the Aircraft.

    vi.
    Insurance Certificate.    Buyer shall have delivered to Seller the Certificate of Insurance in accordance with Article 10 hereof.

  (b)
  The obligations of Seller under this Agreement are subject to the further condition precedent that the representations and warranties of Buyer under Section 7.2 hereof are true and correct as of the Delivery Date of each Aircraft.

  (c)
  The conditions specified in this Section 6.2 are for the sole benefit of Seller and may be waived, in whole or in part by Seller.

ARTICLE 7:    REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1
Representations, Warranties and Covenants of Seller.    Seller hereby represents and warrants as of the Effective Date and the Delivery Date relating to each Aircraft and hereby covenants as follows:

(a)
Title.    Seller is, or shall at Delivery be, the legal and beneficial owner of each Aircraft and the execution and delivery of the Bills of Sale relating to an Aircraft shall convey to Buyer all right, title and interest in and to such Aircraft, free of any and all liens, claims, encumbrances or rights of others.

(b)
Status.    Seller is a consortium duly organized and validly existing under the Laws of Denmark, Norway and Sweden, possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted.

(c)
Authority and Non-Conflict.    The execution, delivery, and performance by Seller of this Agreement have been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

(d)
Legal Validity.    This Agreement and, upon the execution and delivery thereof, the Bills of Sale relating to each Aircraft hereunder have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

(e)
Consents.    All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters official or otherwise applicable to Seller which are required or advisable in connection with the entry into, performance, validity and enforceability of this

    Agreement, delivery of each Aircraft hereunder or any of the transactions contemplated hereby shall be obtained by Seller prior to the date upon which they are required or it is advisable that they be obtained.

  (f)
  Actions.    No action, suit or proceeding to which Seller is a party is pending or, to the knowledge of Seller, threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or question this Agreement, the consummation of the transaction, the performance of obligations, or enjoyment of rights and benefits contemplated herein, or that is otherwise related hereto or thereto.

7.2
Representations, Warranties and Covenants of Buyer.    Buyer hereby represents and warrants as of the Effective Date and the Delivery Date relating to each Aircraft and hereby covenants as follows:

(a)
Status.    Buyer is a corporation, duly organized and validly existing under the Laws of the State of Nevada, possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted.

(b)
Authority and Non-Conflict.    The execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

(c)
Legal Validity.    This Agreement and, upon the execution and delivery thereof, each Aircraft Delivery Receipt, has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

(d)
Consents.    All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters official or otherwise applicable to Buyer which are required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement, delivery of each Aircraft hereunder or any of the transactions contemplated hereby shall be obtained by Buyer prior to the date upon which they are required or it is advisable that they be obtained.

(e)
Actions.    No action, suit or proceeding to which Buyer is a party is pending or, to the knowledge of Buyer, threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or question this Agreement, the consummation of the transaction, the performance of obligations, or enjoyment of rights and benefits contemplated herein, or that is otherwise related hereto or thereto.

(f)
Broker.    No broker or finder has been involved, either directly or indirectly, with this transaction on behalf of Buyer or any affiliate of Buyer.

(g)
U.S. Embargo Exemptions.    Buyer shall provide reasonably satisfactory evidence to Seller that all necessary exemptions have been obtained with respect to U.S. embargo rules, if such U.S. embargo rules are applicable to Buyer or Buyer's end-user, if any, of any Aircraft.

ARTICLE 8:    EXCLUSION OF LIABILITY

        SELLER HAS COMMITTED TO BUYER THAT ON THE RESPECTIVE DELIVERY DATE EACH AIRCRAFT WILL BE IN THE CONDITION REQUIRED BY ARTICLE 5. SUCH COMMITMENT OR COVENANT ON THE PART OF SELLER EXPIRES AND BECOMES NULL AND THE DISCLAIMERS SET FORTH IN THIS ARTICLE 8 APPLY UPON BUYER'S ACCEPTANCE OF EACH AIRCRAFT AND EXECUTION OF THE AIRCRAFT DELIVERY

RECEIPT RELATING TO SUCH AIRCRAFT. AFTER SUCH TIME, THEN AS BETWEEN BUYER AND SELLER:

8.1
"As Is, Where Is".    BUYER AGREES THAT IT IS PURCHASING EACH AIRCRAFT "AS IS, WHERE IS". BUYER UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS AGREEMENT, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR (d) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED. SELLER AND BUYER HEREBY ACKNOWLEDGE THAT SELLER'S EXPRESS REPRESENTATION AND WARRANTY OF TITLE IS EXCLUDED FROM THE FOREGOING.

8.2
Waiver of Warranty of Description.    IN CONSIDERATION OF (a) BUYER'S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (b) SELLER'S ASSIGNMENT TO BUYER OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF MANUFACTURER AND THE ENGINE MANUFACTURER, BUYER HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE RESPECTIVE AIRCRAFT DELIVERY RECEIPT CONSTITUTE BUYER'S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS BUYER MAY HAVE AGAINST SELLER BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO ANY REMEDIES PROVIDED PURSUANT TO THE GOVERNING LAW SPECIFIED IN SECTION 15.18. EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (i) BUYER ACCEPTED THE AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT SEASONABLY CURED, OR (ii) BUYER ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT BUYER'S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY SELLER'S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, BUYER AGREES NOT TO LOOK TO SELLER FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

8.3
Buyer Waiver.    Buyer hereby waives as between itself and Seller and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against Seller or the Aircraft relating to any of the matters mentioned in the above Sections 8.1 and 8.2 and the purchase thereof by Buyer from Seller.

8.4
Conclusive Proof.    DELIVERY BY BUYER TO SELLER OF THE AIRCRAFT DELIVERY RECEIPT RELATING TO EACH AIRCRAFT WILL BE CONCLUSIVE PROOF AS BETWEEN BUYER AND SELLER THAT BUYER'S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED SUCH AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) SUCH AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO BUYER.

8.5
No Seller Liability for Losses.    Buyer agrees that Seller will not be liable to Buyer, any or any other Person, whether in contract or tort and however arising, for any cost, loss or damage (special, incidental, consequential or otherwise) such as lost revenues, lost profits or loss of prospective economic advantage, arising out of the condition of any Aircraft, whether or not due in whole or in part to an act or omission or the active or passive negligence of Seller.

8.6
No Liability to Repair or Replace.    Except as otherwise expressly provided in this Agreement, Seller will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

8.7
No Waiver.    Nothing in this Article 8 or elsewhere in this Agreement will be deemed to be a waiver by Buyer of any rights it may have against (i) the Manufacturer or the Engine manufacturer or (ii) Seller with respect to breach by Seller of its express representation and warranty of title hereunder.

8.8
Seller's Obligations Survive Delivery.    Seller and Buyer agree that Delivery of an Aircraft and the execution and delivery of an Aircraft Delivery Receipt for an Aircraft shall not modify or eliminate Seller's obligations with respect to such Aircraft pursuant to Sections 5.7(d) and 5.11 of this Agreement.

ARTICLE 9:    INDEMNIFICATION

9.1
Indemnification by Buyer.    Buyer shall release, indemnify, reimburse, defend and hold harmless all Seller Indemnitees on demand, from and against any and all claims, damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, sanctions, and any reasonable costs, expenses and attorneys' fees (collectively, "Expenses") imposed on the Seller Indemnitees or asserted against, or suffered or incurred by Seller Indemnitees, which in any way may result from, arise out of, or are in any manner related to a breach of any agreement, representation or warranty by Buyer under this Agreement, and for any injury to or death of any Person, and for any loss of, damage to, or destruction of any property whatsoever, in any manner, arising out of the possession, delivery, non-delivery, ownership, condition, maintenance, lease, disposition, operation or use of an Aircraft following, and including the Delivery Date relating to such Aircraft.

  It being expressly understood and agreed that the indemnity provided for in this Section 9.1 will not extend to (a) Expenses which have resulted from the willful misconduct of such Seller Indemnitee; or (b) Expenses which are attributable to acts or events which occur prior to the Delivery Date relating to each Aircraft, but in such case only to the extent not attributable to acts or omissions of Buyer. The parties agree that indemnification for taxes and impositions is covered in Article 3 and the definition of "Taxes".

9.2
Indemnification by Seller.    Seller shall release, indemnify, reimburse, defend and hold harmless all Buyer Indemnitees on demand, from and against any and all Expenses imposed on the Buyer Indemnitees or asserted against, or suffered or incurred by Buyer Indemnitees, which in any way may result from, arise out of, or are in any manner related to a breach of any representation or warranty by Seller under this Agreement, and for any injury to or death of any Person, and for any loss of, damage to, or destruction of any property whatsoever, in any manner, arising out of the possession, delivery, non-delivery, ownership, condition, maintenance, disposition, operation or use of an Aircraft prior to, but not including, the Delivery Date relating to such Aircraft.

  It being expressly understood and agreed that the indemnity provided for in this Section 9.2 will not extend to (a) Expenses which have resulted from the willful misconduct of such Buyer Indemnitee; or (b) Expenses which are attributable to acts or events which occur on or after the Delivery Date, but in such case only to the extent not attributable to acts or omissions of Seller.

ARTICLE 10:    INSURANCE AND RISK OF LOSS

10.1
Minimum Coverage.    For a period of two (2) years commencing on the respective Delivery Date for each Aircraft, Buyer shall, at its sole expense, maintain (or shall cause the maintenance of) with a broker reasonably acceptable to Seller and underwritten by internationally recognized insurers within the aviation marketplace, (i) aviation legal liability insurance, being aircraft third party, passenger, baggage, cargo and mail and General third party legal liability insurance covering the Seller Indemnitees as additional insureds for a combined single limit in an amount of not less than [...***...] (or such higher amount as Buyer or the relevant operator of the Aircraft may carry on any other aircraft in its fleet or may from time to time be required by any applicable authority in any jurisdiction in which an Aircraft is flown) and (ii) products legal liability insurance (or "completed operations liability insurance") in an amount, and subject to limits, standard policy terms, conditions and exclusions reasonably satisfactory to Seller (and consistent with prior transactions between Seller and Allegiant Air, LLC) and covering the Seller Indemnitees as additional insureds.

10.2
Contents of Policies.    All insurance coverages under Section 10.1 hereof shall be endorsed: (i) to name all Seller Indemnitees as additional insureds thereunder; (ii) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive, any right of subrogation of the insurers against each additional insured; (iii) to expressly provide that, in respect of the respective interests of each additional insured in such policies, the insurance shall not be invalidated by any action or inaction of Buyer, the named insured (the Aircraft operator, if any), or any other third party and shall insure the respective interests of the additional insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Buyer, the named insured (the Aircraft operator, if any), or any other third party; (iv) to expressly provide that such insurance shall be primary without any right of contribution from any other insurance which is carried by any additional insured; (v) to expressly waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect to any policies, endorsements or coverages described herein and which relate to any liability of any additional insured; and (vi) to expressly cover the contractual liability to each of the additional insureds assumed by Buyer in this Article 10.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

10.3
Part-Out Aircraft.    The obligations of the Buyer in this Article 10 as they relate to any Part-Out Aircraft only shall be relieved upon Seller's receipt of a copy of a notice of cancellation of registration from the FAA relating to any such Part-Out Aircraft. If Buyer determines, after Delivery of any In-Service Aircraft, to part-out such In-Service Aircraft, Buyer shall be relieved of its obligations under this Article 10 by complying with the first sentence hereof as if such In-Service Aircraft had originally been a Part-Out Aircraft hereunder.

10.4
Certificate of Insurance.    Buyer shall provide Seller with a certificate of insurance on or prior to the Delivery Date of an Aircraft hereunder, and upon Seller's request at any time (but not more than once per year) prior to the date two (2) years after the Delivery Date of any such Aircraft.

10.5
Risk of Loss after Delivery.    Risk of loss of each Aircraft hereunder shall pass from Seller to Buyer upon the respective Delivery Date of each Aircraft.

ARTICLE 11:    THIRD PARTY WARRANTIES

        To the extent that any warranties from manufacturers, service providers, or suppliers are still in effect, and to the extent that such rights are assignable and are not extinguished as a result of this Agreement, such warranties and all rights thereunder shall without further action be irrevocably assigned to Buyer (or Buyer's permitted assignee under Section 15.16, if applicable) effective as of the Delivery Date relating to an Aircraft hereunder. Seller agrees to provide reasonable cooperation and assistance to Buyer in making claims and inquiries under any such assigned warranties, with Buyer to promptly reimburse Seller on demand for (i) Seller's internal costs without mark-up, (but to the extent such claims and inquiries also affect Seller's fleet, Buyer shall not be obligated to reimburse Seller for its internal costs) and (ii) Seller's out-of-pocket expenses related to Seller's provision of such cooperation and assistance.

ARTICLE 12:    EVENTS OF DEFAULT AND REMEDIES

12.1
Events of Default.    Each of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be affected by operation of Law or pursuant to or in compliance with any applicable judgment, decree, order, rule or regulation):

(a)
Buyer shall fail to pay in full any amounts due and owing on the due date specified in this Agreement for a period of five (5) days after written notice of such failure is given by Seller to Buyer, provided, however, only one (1) Business Day after written notice of such failure is given by Seller to Buyer relating to the payment of any amount of Base Price;

(b)
Buyer shall fail to perform or observe any material covenant, warranty, condition or agreement to be performed or observed by it under the terms of this Agreement, including, but not limited to, Buyer's obligations pursuant to Article 10, and such failure shall continue un-remedied for a period of twenty (20) days after written notice of such failure is given by Seller to Buyer;

(c)
Any representation or warranty made by Buyer in this Agreement or in any document or certificate furnished in connection herewith by Buyer proves to be untrue in any material respect;

(d)
Buyer is adjudicated bankrupt or insolvent or enters into any composition or other arrangement for the benefit of its creditors generally;

(e)
any proceedings, resolutions, filings or other steps are instituted with respect to Buyer relating to the bankruptcy, liquidation, reorganization or protection from creditors of Buyer or a substantial part of Buyer's property (if instituted by Buyer, the same will be an immediate Event of Default, if instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days); or

  (f)
  any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Buyer or a substantial part of its property, or if a substantial part of Buyer's property is to be sequestered. (if instituted by or done with the consent of Buyer, the same will be an immediate Event of Default, if instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days).

12.2
Remedies.

(a)
Upon the occurrence of an Event of Default, Seller [...***...], exercise any other right or remedy available to it under any Applicable Law and may proceed by appropriate court action to enforce the terms of this Agreement or to recover damages for the breach of this Agreement by Buyer, including, but not limited to, the right to [...***...] take any other action to which an owner of property is entitled, in each case free and clear of any rights of Buyer. No remedy referred to in this Section 12.2(a) is intended to be exclusive, and each such remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to Seller at law or in equity. The complete or partial exercise by Seller of any one or more of such remedies shall not preclude the simultaneous or later exercise by Seller of any other remedies.

(b)
Notwithstanding the above Section 12.2(a), upon the occurrence of an Event of Default as described in the above Section 12.1, Seller's sole and exclusive remedy shall be [...***...].

(c)
No express or implied waiver by Seller of any Event of Default shall in any way constitute a waiver of any future or subsequent Event of Default. To the extent permitted by Applicable Law, Buyer waives any rights now or hereafter conferred by Applicable Law that might require Seller to sell, lease or otherwise use any remaining Aircraft or any part of such Aircraft in mitigation of Seller's damages as set forth in this Article 12 or that might otherwise limit or modify any of Seller's rights or remedies under this Article 12. No notice to or demand on Buyer in any case shall entitle Buyer to any other or further notice or demand in the similar or other circumstances, or constitute a waiver of the right of Seller to any other or further action in any circumstances without notice or demand.

ARTICLE 13:    TERMINATION

        In addition to Seller's termination rights set forth in Article 12 hereof, this Agreement may also be terminated by Seller with respect to an Aircraft upon the occurrence of any of the following:

  (a)
  In the event an Aircraft suffers an Event of Loss prior to the Delivery Date, then upon written notice thereof from either party hereto to the other party hereto, this Agreement shall terminate as it relates solely to such Aircraft suffering such Event of Loss and any and all sums previously paid to Seller by the Buyer relating to such Aircraft shall be paid back to the Buyer and Seller shall bear the cost and risk of cancellation of any MTOW Kit and Engine Conversion Kit relating to such Aircraft.

  (b)
  In the event that, after the European Inspection and prior to delivery of an Aircraft, the Aircraft is materially damaged (which is any damage or partial destruction which materially affects the operation or utility of such Aircraft or would require a "major repair" as that term is used in Title 14 of the Code of Federal Regulations Section 1.1 ("Material Damage"), Seller shall, at Seller's option, (i) have the right to repair such Aircraft at Seller's expense and re-tender such Aircraft for Delivery to Buyer for U.S. Inspection at the Delivery Location, or (ii) have the right to terminate its obligation to sell such Aircraft and any and all sums previously paid to Seller by the Buyer relating to such damaged Aircraft shall be paid back to the Buyer (subject to Sections 5.9 and 5.10).

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE 14:    NOTICES

        All communications and notices hereunder shall be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth below:

If to Buyer:	Allegiant Travel Company 8360 S. Durango Drive Las Vegas, NV 89113 U.S.A.
	Attention:	Jude Bricker
	Telephone:	(702) 851-7300
	Facsimile:	(702) 851-7301
	With copies to:	Donna M. Schmidt, Esq. 405 South Roosevelt Wichita, KS 67218 U.S.A.
Telephone: (316) 683-5500 Facsimile: (316) 651-5013
If to Seller:	Scandinavian Airlines System Frösundaviks Allé 1 Solna SE-195 87 Stockholm Sweden
	Attention:	Jan-Olof Johansson Dept. Code STOUJ
	Telephone:	(46) 8-797-28-11
	Facsimile:	(46) 8-85-58-76
	With copies to:	Fafinski Mark & Johnson, P.A. Flagship Corporate Center 775 Prairie Center Drive, Suite 400 Minneapolis, MN 55344 U.S.A.
Attention: Robert R. Fafinski, Jr., Esq.
Telephone: (952) 995-9500 Facsimile: (952) 995-9577

ARTICLE 15:    MISCELLANEOUS

15.1
Confidentiality.    This Agreement and all non-public information obtained by either party about the other are confidential and are between Buyer and Seller only and will not be disclosed by a party to third parties (other than to such party's auditors, insurers or legal advisors, or as required in connection with any filings as may be required or deemed advisable or necessary or as may be necessary to enforcement) without the prior written consent of the other party. If disclosure is required as a result of Applicable Law or in response to a request to disclose information under the terms of a subpoena, order, civil investigation, demand or similar legal process issued by a court or governmental body which a party is legally compelled to disclose, Buyer and Seller shall cooperate with one another to obtain confidential treatment as to the commercial terms and other provisions of this Agreement. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to this Agreement, shall not apply to the U.S. federal tax structure or U.S. federal tax treatment of this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax structure and U.S. federal tax treatment of this Agreement. The preceding sentence is intended to cause this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U.S. federal tax structure of this Agreement or any U.S. federal tax matter or U.S. federal tax idea related to this Agreement.

15.2
Rights of Parties.    The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party's part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

15.3
Brokers.    Each party shall advise the other in the event it engages an agent, broker or other third party representative and each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the sale or purchase of any of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents. Buyer has been advised that Skyworks Leasing, LLC is the broker for Seller in this transaction.

15.4
Further Assurances.    Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

15.5
Use of Word "including."    The term "including" is used herein without limitation.

15.6
Headings.    All article and section headings and captions are purely for convenience and will not affect the interpretation of this Agreement. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Agreement.

15.7
Invalidity of any Provision.    If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

15.8
Time is of the Essence.    Time is of the essence in the performance of all obligations of the parties under this Agreement and, consequently, all time limitations set forth in the provisions of this Agreement will be strictly observed.

15.9
Amendments in Writing.    The provisions of this Agreement may only be amended or modified by a writing executed by Buyer and Seller.

15.10
Counterparts.    This Agreement may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party.

15.11
Delivery of Documents by Fax.    Delivery of an executed counterpart of this Agreement or of any other documents in connection with this Agreement by fax will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement or other document by fax will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Agreement or such other document will not affect the validity or effectiveness of this Agreement or such other document.

15.12
Non-Waiver.    The rights of the parties under this Agreement are cumulative, not exclusive, may be exercised as often as appropriate and are in addition to its rights under Law. The rights of the parties in relation to the Aircraft shall not, as against or in favor of the parties, be capable of being waived or varied other than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

15.13
Entire Agreement.    This Agreement constitutes the entire agreement between the parties in relation to the sale of the Aircraft by Seller to Buyer and the purchase of the Aircraft by Buyer from Seller, and supersedes all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

15.14
Binding Effect.    This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

15.15
Transaction Costs and Expenses.    Documentation will be prepared by counsel for Seller. Whether or not the transactions contemplated hereby are consummated, each of Seller and Buyer shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any other agreements, documents and instruments relating hereto, and neither Seller nor Buyer shall have any right of reimbursement or indemnity for such costs and expenses as against each other. Notwithstanding the foregoing, Buyer and Seller shall equally share the costs and expenses of FAA counsel related to the transactions contemplated by this Agreement, except that Buyer shall bear the cost of preparation of the lien and title memo described in Section 6.1(a)(iii). Except as aforementioned, neither party shall be authorized to obligate the other party or to incur costs on behalf of the other party. In the event of any dispute between the parties arising from or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and cost of litigation including any appeals.

15.16
Assignment.    Neither Buyer nor Seller may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party; provided, however, at the time of delivery and sale of an Aircraft to Buyer, Buyer shall have the right to assign to an affiliate of Buyer (a "permitted assignee") the Buyer's right to purchase the Aircraft and be named "buyer" in the Bills of Sale; provided, however, that any such assignment in no way relieves Buyer of any of its obligations under this Agreement. Buyer shall give Seller reasonable advance notice of exercise of such right.

15.17
Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants herein of each party hereto shall survive the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

15.18
Governing Law.    This Agreement and each of the Bills of Sale are governed by and shall be construed in accordance with the Laws of the State of New York, United States of America, applicable to contracts made and to be performed entirely within such state without regard for conflict of law principles (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

15.19
Consent to Jurisdiction.

(a)
The parties hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York. Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction.

(b)
The parties hereby consent to the service of process (a) out of any of the courts referred to above, (b) by mailing copies of the summons and complaint to the person to be served by air mail, certified or registered mail to the address set forth in Article 14, postage prepaid, return receipt requested or (c) in accordance with the Hague Convention, if applicable.

(c)
If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment Default Interest.

(d)
BUYER AND SELLER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT BROUGHT IN ANY OF THE COURTS REFERRED TO IN THIS SECTION 15.19, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

* * * *

        [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have caused this Aircraft Sale and Purchase Agreement to be executed by their duly authorized representatives as of the Effective Date.

BUYER:
ALLEGIANT TRAVEL COMPANY
By:	/s/ Andrew C. Levy
Print:	Andrew C. Levy
Title:	President
SELLER:
SCANDINAVIAN AIRLINES SYSTEM DENMARK—NORWAY—SWEDEN
By:	/s/ Jan-Olof Johansson
Print:	Jan-Olof Johansson
Title:	Director

Signature Page

 EXHIBIT A

DESCRIPTION OF AIRCRAFT

IN-SERVICE AIRCRAFT

Aircraft Model	Serial Number	Registration	Scheduled Delivery Date	Engine #1 Serial Number	Engine #1 Total Cycles	Engine #2 Serial Number	Engine #2 Total Cycles
MD-82	53347	SE-DMD	29 Jan 2010	708159	40,603	716746	36,314
MD-82	49615	SE-DID	12 Feb 2010	725743	32,022	725991	31,199
MD-82	49385	SE-DFT	26 Feb 2010	696447	46,236	718028	35,996
MD-82	53366	SE-DME	12 Mar 2010	726874	28,965	696357	30,933
MD-82	49424	SE-DFX	26 Mar 2010	725429	30,319	725725	29,555
MD-82	53275	OY-KHR	09 Apr 2010	725781	30,606	718574	34,827
MD-82	49436	OY-KHC	23 Apr 2010	726844	28,663	718504	34,492
MD-82	49381	OY-KGZ	07 May 2010	696441	49,865	725929	29,302
MD-82	53008	SE-DIY	21 May 2010	725541	32,988	696384	47,592
MD-81	49420	OY-KGY	04 Jun 2010	716709	37,875	716714	37,429
MD-82	49438	SE-DFY	18 Jun 2010	718421	34,592	708158	42,515
MD-82	49437	SE-DMI	02 Jul 2010	718493	31,528	725908	31,523
MD-82	49421	SE-DFU	16 Jul 2010	718524	33,719	725533	31,632

PART-OUT AIRCRAFT

Aircraft Model	Serial Number	Registration	Scheduled Delivery Date	Engine #1 Serial Number	Engine #1 Total Cycles	Engine #2 Serial Number	Engine #2 Total Cycles
MD-87	49610	EC-JSU	Jan 2010*	716766	39,444	726987	22,213
MD-87	49612	EC-JRR	Jan 2010*	726917	23,208	716723	39,362
MD-87	53348	EC-JTK	Feb 2010*	718211	30,222	718107	33,580
MD-87	49614	EC-KAZ	Feb 2010*	725757	31,409	708172	41,790
MD-87	49608	EC-KET	Feb 2010*	728255	16,074	725410	32,511

*
The Scheduled Delivery Date is pending the final return date from Spanair under the lease. The target is to deliver all MD-87 Aircraft to Buyer as soon as practicably possible during the month of January and February 2010.

 EXHIBIT B

FINANCIAL PROVISIONS

IN-SERVICE AIRCRAFT

[...***...]

PART-OUT AIRCRAFT

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

 EXHIBIT C

DELIVERY CONDITIONS

        At Delivery, each Aircraft shall comply with the following delivery conditions:

  [...***...]

        5.     All Aircraft Documentation shall be in the English language.

  [...***...]

        15.   The Aircraft shall be delivered in a seating configuration in accordance with Exhibit I.

        16.   The Aircraft will be delivered with one (1) ship-set of life vests with appropriate documentation.

  [...***...]

        19.   The Aircraft shall be delivered cleaned with the interior (including cabin and windows) and exterior in a condition to meet commercial airline standards.

        20.   The Aircraft Accident and Non-Incident Statement will show that [...***...] no incident has occurred during the life of the Aircraft.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

 EXHIBIT D

FORM OF TECHNICAL ACCEPTANCE CERTIFICATE

        Allegiant Travel Company ("Buyer"), does hereby represent, acknowledge, warrant, and agree as follows:

  1.
  Buyer and Scandinavian Airlines System, Denmark—Norway—Sweden ("Seller") have entered into an Aircraft Sale and Purchase Agreement, dated as of the 30th day of December, 2009 (the "Agreement") relating to the following:

      That certain McDonnell Douglas DC-9-[    ] (MD-[    ]) aircraft, bearing manufacturer's serial number [            ], together with two (2) Pratt & Whitney JT8D-[      ] engines, bearing manufacturer's serial numbers [            ] and [            ], and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature incorporated therein, installed thereon or attached thereto (all of the foregoing, collectively the "Aircraft"), and the Aircraft Documentation related to the Aircraft.

  2.
  Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Agreement.

  3.
  The Aircraft has been duly inspected by Buyer's authorized technical representatives and Buyer hereby irrevocably accepts the technical condition of the Aircraft on the date set forth below to Buyer's full satisfaction and the Aircraft is complete and in good working order and condition pursuant to the terms and provisions of the Agreement, subject to the provisions of Sections 5.7(b), 5.7(c), 5.7(d), 5.11 of the Agreement, and subject to those certain Discrepancy Items set forth in Annex 1 attached hereto.

        IN WITNESS WHEREOF, this Technical Acceptance Certificate has been executed and delivered this [      ] day of [              ], 20[    ].

ALLEGIANT TRAVEL COMPANY
By:
Print:
Title:

ANNEX 1

TO

TECHNICAL ACCEPTANCE CERTIFICATE

LIST OF DISCREPANCY ITEMS

ITEM	DISCREPANCY	AGREED ACTION
1. [to be inserted, if any]

Agreed and accepted by:
ALLEGIANT TRAVEL COMPANY	SCANDINAVIAN AIRLINES SYSTEM DENMARK—NORWAY—SWEDEN

By:	By:
Name:	Name:
Title:	Title:

 EXHIBIT E

FORM OF AIRCRAFT DELIVERY RECEIPT

        As of this [    ] day of [                ], 20[    ], Allegiant Travel Company ("Buyer") accepts delivery at [                ] of the aircraft described below pursuant to the terms of that certain Aircraft Sale and Purchase Agreement, dated as of the 30th day of December, 2009 (the "Agreement") between Buyer and Scandinavian Airlines System, Denmark—Norway—Sweden ("Seller"):

    That certain McDonnell Douglas DC-9-[    ] (MD-[    ]) aircraft, bearing manufacturer's serial number [        ], together with two (2) Pratt & Whitney JT8D-[      ] engines, bearing manufacturer's serial numbers [        ] and [        ], and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature incorporated therein, installed thereon or attached thereto (all of the foregoing, collectively the "Aircraft"), and the Aircraft Documentation (as defined in the Agreement) related to the Aircraft.

        Subject to the provisions of Section 5.11 of the Agreement, Buyer has inspected the Aircraft and the Aircraft Documentation, and Buyer hereby unconditionally and irrevocably acknowledges and agrees (i) that the Aircraft is in the condition required by the Agreement, (ii) that Seller has satisfied, or Buyer has waived, each of the conditions precedent set forth under Section 6.1 of the Agreement, and (iii) that the Aircraft is hereby accepted by Buyer on the terms set forth in the Agreement, subject to those certain Discrepancy Items set forth in Annex 1 attached hereto and the terms of Sections 5.7(d) and 5.11 of the Agreement.

        Buyer further certifies that the representations, warranties and covenants of Buyer contained in Section 7.2 of the Agreement are true and accurate as of the date of this Aircraft Delivery Receipt.

ALLEGIANT TRAVEL COMPANY
By:
Print:
Title:

ANNEX 1

TO

AIRCRAFT DELIVERY RECEIPT

LIST OF DISCREPANCY ITEMS

ITEM	DISCREPANCY	AGREED ACTION
1. [to be inserted, if any]

Agreed and accepted by:
ALLEGIANT TRAVEL COMPANY	SCANDINAVIAN AIRLINES SYSTEM DENMARK—NORWAY—SWEDEN

By:	By:
Name:	Name:
Title:	Title:

 EXHIBIT F

FORM OF WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

        THAT, SCANDINAVIAN AIRLINES SYSTEM, DENMARK—NORWAY—SWEDEN ("Seller"), is the lawful owner holding all legal and beneficial title and all right, title and interest in and to the following:

    That certain McDonnell Douglas DC-9-[    ] (MD-[    ]) aircraft, bearing manufacturer's serial number [        ], together with two (2) Pratt & Whitney JT8D-[      ] engines, bearing manufacturer's serial numbers [            ] and [            ], and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature incorporated therein, installed thereon or attached thereto (all of the foregoing, collectively the "Aircraft"), and the Aircraft Documentation (as defined in the Aircraft Sale and Purchase Agreement, dated as of the 30th day of December, 2009, between Seller and Buyer (as defined below) (the "Agreement")) related to the Aircraft.

        THAT, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller does as of the date provided below, grant, convey, transfer, deliver and set over all of Seller's right, title and interest in and to the Aircraft and the Aircraft Documentation unto ALLEGIANT TRAVEL COMPANY ("Buyer") and unto its successors and assigns forever.

        THAT, Seller hereby warrants that there is hereby conveyed to Buyer on the date hereof, all right, title and interest in and to the Aircraft, free of any and all liens, claims, encumbrances or rights of others, other than liens, claims or encumbrances created by or through Buyer, and Seller will warrant, defend, indemnify and hold harmless Buyer forever against all claims and demands whatsoever which are contrary to its representations of title herein.

        SELLER HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE OF THE AIRCRAFT REFERRED TO HEREIN, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATION BASED ON STRICT LIABILITY IN TORT, OR ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH AIRCRAFT.

        This Warranty Bill of Sale shall in all respects be governed by, and construed in accordance with, the Laws (as defined in the Agreement) of the State of New York, including all matters of construction, validity and performance.

        IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed and delivered by its duly authorized signatory as of this [    ] day of [                ], 20[    ].

SCANDINAVIAN AIRLINES SYSTEM DENMARK—NORWAY—SWEDEN
By:
Print:
Title:

 EXHIBIT G

AIRCRAFT DOCUMENTATION

Part I—Aircraft Documentation
A.	Certificates
	A001	Certificate of Airworthiness
	A002	Certificate of Registration
	A003	C of A for Export
	A004	C of A (Export) from state of Manufacture, Aircraft and Engines
	A005	Type Certificate Aircraft and Engines
	A006	Certificate of Environmental Quality—Noise
	A007	Radio Station License
B.	Aircraft Maintenance Status Summaries
	B001	Certified Maintenance check status, current & history
	B002	Certified Time in Service (Hours & Cycles), current & history
	B003	Certified status of Airworthiness Directives
	B004	Certified status of Service Bulletins
	B005	Certified status of Major Modifications
	B006	Certified inventory of Hard Time Components (Fitted listing).
	B007	Certified inventory of OC/CM Components (Fitted listing).
	B008	Certified status of STC's
	B009	List of Deferred Maintenance Items
	B010	Aircraft Accident & Non-Incident Statement
	B011	Last Flight Data Recorder Read-Out
C.	Aircraft Maintenance Records—all delivered unsorted
	C001	Aircraft Log Books (last 2 years)
	C002	Last complete cycle of Maintenance Checks
	C003	AD Dirty Finger Print Certification
	C004	Modifications—Dirty Finger Print certification
	C005	Structural Repairs—Dirty Finger Print certification
	C006	Last Weighing Report
	C007	Last Test Flight Report
	C008	Dent and Buckle Chart
D.	Configuration Status
	D001	Approved and certified LOPA
	D002	Loose Equipment Inventory
E.	Aircraft Historical Records
	E001	Manufacturer's AD Report
	E002	Manufacturer's Inspection Report, Initial Equipment list
	E003	Manufacturer's repair/alteration report
	E004	Manufacturer's SB Report
	E005	Weighing report
F.	Engine Records
	F001	Certified Statement of Status of Each Engine
	F002	AD Compliance Report
	F003	Manufacturer's Modifications & SB Status
	F004	In-house Modifications (if applicable)
	F005	Certified listing of CLLP
	F006	Certified listing of installed tracked units
	F007	Last engine-/module- Shop Visit Reports

	F008	Condition Monitoring Report
	F009	Record of Installations/Removals
	F010	Last Borescope Report
	F011	Last Test Cell Run Report
	F012	Last On-Wing Ground Run
	F013	Certified Engine Accident/Incident Statement
	F014	Approved Release to Service Certification for installed rotables
	F015	Complete CLLP Traceability back to birth
G.	APU
	G001	Certified Statement on Status of APU
	G002	Certified SB Compliance Report/AD Status Report.
	G003	Approved Release to Service Certification for installed units
	G004	APU Log Book
	G005	Last APU Shop Visit Report & Reason for Removal
	G006	Statement of APU Hours to Aircraft Flying Hours
	G007	APU Borescope Report
	G008	Last Test Cell Run
H.	Component Records
	H001	Approved Release to Service Certification for Hard Time Components
	H002	Approved Release to Service Certification for OC/CM Components
I.	Landing Gears
	I001	Approved Release to Service Certification for major assemblies on each Gear
	I002	Certified list of CLLP for each Gear
	I003	Certified status of accumulated Cycles since new for each CLLP
	I004	Last Shop Visit Report (OH)
J.	Manuals
	J001	FAA approved Airplane Flight Manual (AFM)
K.	Other
	K001	Description of SAS maintenance program including the assignment of each MRB Task Card to a block check.
Part II—Initial Delivery Binder
A.	Certificates
	A001	Certificate of Airworthiness
	A002	Certificate of Registration
	A003	C of A for Export from state of manufacture, Aircraft and Engines
	A004	Certificate of Environmental Quality—Noise
	A005	Radio Station License
	A006	Type Certificate, Aircraft and Engines
B.	Aircraft Maintenance Status Summaries
	B001	Status list Maintenance checks, current & history (one cycle)
	B002	Status list Time in Service (Hours & Cycles), current and history
	B003	Status list Airworthiness Directives
	B004	Status list Service Bulletins
	B005	Status EO's
	B006	Status list Major Modifications
	B007	Status list STC's
	B008	List of installed Avionics Equipment
	B009	Status list Hard Time Components
	B010	Status list OC/CM Components
	B011	Status CLLP's

	B012	List of Deferred Maintenance Items
	B013	Aircraft Accident & Incident Statement
	B014	Last Flight Data Recorder read-out
	B015	Status list SID
C.	Aircraft Maintenance Records
	C001	Last Weighing Report
	C002	Last Test Flight Report
	C003	Dent, Buckle and Repair Chart
D.	Configuration Status
	D001	Approved / Certified LOPA
	D002	Loose Equipment Inventory List
E.	Aircraft Manufacturer Historical Records
	E001	Manufacturer's Airworthiness Directives Report
	E002	Manufacturer's SB report
F.	Engines Status
	F001	Current Time in Service (H &C) since new and since last shop visit
	F002	Release to Service Certificate, EASA Form 1 or FAA 8130-3
	F003	Status list Airworthiness Directives from S/V (others under B003)
	F004	Status list Service Bulletins from S/V (others under B004)
	F005	Status list EO's from S/V (others under B005)
	F006	Certified list of CLLP's
	F007	List of installed tracked units (under B008 and B009)
	F008	Condition monitoring report
G.	APU Status
	G001	Current Time in Service (H & C) since new and since last shop visit
	G002	Release to Service Certificate, EASA Form 1 or FAA 8130-3
	G003	Statement of APU Hours to Aircraft Hours ratio
	G004	Last APU Shop Visit Report & Reason for Removal
H.	Component Records
None
I.	Landing Gears
	I001	Release to Service Certificate, EASA Form 1 or FAA 8130-3
	I002	List of CLLP (same as B010)
	I003	Status of CCLP current Cycles since new and since last overhaul
	I004	Last Shop Visit Report (OH)
J.	Manuals
	J001	FAA Approved AFM, Title Page only.
K.	Other
	K001	RVSM compliance (Included in Air Operator Certificate) List of Oils, Grease and Fluids.

 EXHIBIT H

TEST FLIGHT PROCEDURES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

 EXHIBIT I

SEATING CONFIGURATION

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

 EXHIBIT J

SELLER RETURN ITEMS

        The following must be removed from each Aircraft following the Ferry Flight:

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

QuickLinks

  Exhibit 10.25
TABLE OF CONTENTS
AIRCRAFT SALE AND PURCHASE AGREEMENT
W I T N E S S E T H
EXHIBIT A DESCRIPTION OF AIRCRAFT
EXHIBIT B FINANCIAL PROVISIONS
EXHIBIT C DELIVERY CONDITIONS
EXHIBIT D FORM OF TECHNICAL ACCEPTANCE CERTIFICATE
EXHIBIT E FORM OF AIRCRAFT DELIVERY RECEIPT
EXHIBIT F FORM OF WARRANTY BILL OF SALE
EXHIBIT G
AIRCRAFT DOCUMENTATION
EXHIBIT H TEST FLIGHT PROCEDURES
EXHIBIT I SEATING CONFIGURATION
EXHIBIT J SELLER RETURN ITEMS